Exhibit 10.4.2
EXECUTION COPY
Dated 29 June, 2007
CASCAL SERVICES LIMITED
and
THE ROYAL BANK OF SCOTLAND PLC
acting as the sole Lender, Issuing Bank, Arranger and Agent
AMENDMENT AGREEMENT
relating to the £10,110,000 Term and Letter of Credit Facility Agreement
Linklaters
Linklaters LLP
One Silk Street
London EC2Y 4HQ
Telephone (+ 44) 20 7456 2000
Facsimile (+ 44) 20 7456 2222
Ref ASLH/JKPN

THIS AGREEMENT is dated 29 June 2007 and made between:
(1)	CASCAL SERVICES LIMITED, a company incorporated with limited liability under the laws of England & Wales (Registered Number 03757398) and having its registered office at Biwater House, Station Approach, Dorking, Surrey RH4 1TZ (“Borrower”);

(2)	THE ROYAL BANK OF SCOTLAND PLC as arranger (“Arranger”);

(3)	THE ROYAL BANK OF SCOTLAND PLC as the sole Lender (“Lender”);

(4)	THE ROYAL BANK OF SCOTLAND PLC as issuing bank (“Issuing Bank”); and

(5)	THE ROYAL BANK OF SCOTLAND PLC as agent of the other Facility Parties (“Agent”).
Whereas:
(A)	Pursuant to a term and letter of credit facility agreement dated 21 June 2006 (the “CSL Facility Agreement”), the Lender has made commitment of a term facility of £10,000,000 and a letter of credit facility of £110,000.

(B)	The parties to this Agreement have agreed to amend the CSL Facility Agreement to increase the term facility by £28,000,000.

(C)	In consideration of the mutual undertakings in this Agreement, each party hereto has agreed that the CSL Facility Agreement shall be amended upon the terms and subject to the conditions as set out herein.
Now it is Hereby Agreed as Follows
1	Definitions And Interpretations

1.1	In this Agreement, including the Recitals, terms defined in the CSL Facility Agreement shall, unless otherwise defined herein, bear the same meaning set out therein and the principles of construction set out therein shall have effect as if expressly set out in this Agreement.

1.2	The headings in this Agreement shall not affect its interpretation.

1.3	Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other genders, and words denoting persons only shall include firms and corporations and vice versa.

1.4	Any reference to any enactment is a reference to it as already amended and includes a reference to any repeated enactment which may re-enact with or without amendment, and to any re-enactment and/or amendment of it.

1.5	Reference to any document shall include reference to such document or agreement as varied, supplemented, restated and/or replaced from time to time.

2	Amendments to the Original Agreements

2.1	Each party agrees, in relation to the CSL Facility Agreement, that, with effect on and from the date hereof and without prejudice to the terms of such the CSL Facility Agreement governing the rights and the obligations of the relevant parties up to the date hereof:

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2.1.1	The amount set opposite the name of The Royal Bank of Scotland plc under the heading “Term Facility Commitment” in Schedule 1 shall be deleted and replaced with “£38,000,000”.

2.1.2	The following paragraph shall be inserted as a new Clause 20.4(b) of the CSL Facility Agreement:

“Subject to the following sentence, the Borrower shall procure that no transaction is entered into to sell, lease, transfer or otherwise dispose of any equity interest in BWHW indirectly held by the Borrower through Bournemouth & West Hampshire Water (Holdings) Limited. This shall not apply to the security granted by Bournemouth & West Hampshire (Holdings) Limited over its shares in BHWH pursuant to the Holdco Debenture (as defined in the BWHW STID)”, and the original Clause 20.4(b) shall become new Clause 20.4(c).

2.1.3	The following paragraph shall be inserted as Clause 20.10 of the CSL Facility Agreement:

“20.10 Postponement
The Borrower shall procure that the inter-company loan owed by the Borrower to BiWater Capital Plc shall be subordinated to the Borrower’s obligations in relation to the Loan and the Letter of Credit in form and substance satisfactory to the Lender and the Issuing Bank.
2.1.4	The following paragraph shall be inserted as Clause 20.10 of the CSL Facility Agreement:

“20.11 Repayment from IPO Proceeds
The Borrower shall procure that Cascal B.V. shall repay the intercompany loan on which the Loan is applied by the Borrower within five Business Days after the closing of an initial public offering of the shares by Cascal B.V.. Upon such repayment by Cascal B.V., the Borrower shall discharge all of its outstanding obligations under the CSL Facility Agreement.”
2.2	The amendments set out in Clause 2.1 above is subject to the satisfaction of the conditions precedent set out in Schedule 1.

2.3	The Borrower makes the Repeating Representations and Warranties on the date of this Agreement.

2.4	The Parties agree that this Agreement is a “Facility Document” for the purposes of the CSL Facility Agreement.

2.5	Except as amended by this Agreement, the CSL Facility Agreement remains in full force and effect.

3	Counterparts

This Agreement may be executed in any number of counterparts, and each of which when executed has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

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4	Governing Law and Jurisdiction

4.1	This Agreement is governed by and shall be construed in accordance with English law.

4.2	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

4.3	BWHW and RBS agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither party will argue to the contrary.

4.4	Clauses 4.2 and 4.3 are for the benefit of RBS only. As a result, RBS shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, RBS may take concurrent proceedings in any number of jurisdictions.

5	Rights of Third Parties

A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

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This Agreement has been entered into on the date stated at the beginning of this Agreement.
The Borrower
CASCAL SERVICES LIMITED
BY: /s/ David Sayers
The Arranger
THE ROYAL BANK OF SCOTLAND plc
BY: /s/ signed
The Lender
THE ROYAL BANK OF SCOTLAND plc
BY: /s/ signed
The Issuing Bank
THE ROYAL BANK OF SCOTLAND plc
BY: /s/ signed
The Agent
THE ROYAL BANKD OF SCOTLAND plc
BY: /s/ signed

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Schedule 1
Conditions Precedent
1	Borrower

1.1	A copy, certified as a true and up-to-date copy by an authorised signatory of the Borrower, of a resolution of the board of directors of the Borrower:
1.1.1	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement; and

1.1.2	authorising a specified person or persons to execute this Agreement.
1.2	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.1.2 above.

1.3	A certificate of the Borrower (signed by a director) confirming that (a) borrowing the Total Commitments would not cause any borrowing or similar limit binding on the Borrower to be exceeded and (b) that either, the constitutional documents of the Borrower attached to the certificate are true and up-to-date or that the constitutional documents of the Borrower provided to the Lender in June 2006 have not been amended since they were so provided.

2	Legal opinions

2.1	A legal opinion of Linklaters, legal advisers to the Arranger and the Agent in England, in a form satisfactory to the Lenders.

2.2	A legal opinion of Allen & Overy, legal advisers to the Borrower in England, in relation to the due incorporation of and corporate authority of the Borrower and Biwater Capital plc in a form satisfactory to the Lenders.

3	Other documents and evidence

3.1	An executed copy of the consent (in form and substance satisfactory to the Agent) of the Controlling Finance Party (as defined in the BWHW STID) to the prepayment of the loan under the BWHW Subordinated Facility Agreement as contemplated in a letter from BWHW to The Royal Bank of Scotland plc dated on or about the date of this Agreement.

3.2	A copy, certified as a true and up-to-date copy by an authorised signatory of the Borrower, of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of this Agreement.

3.3	A certificate of an authorised signatory of the Borrower satisfactory to the Lenders confirming that (a) since the date of the Latest Financial Statements there has been no material adverse change in the business, assets, condition (financial or otherwise) of the Borrower which would materially and adversely affect the performance of the Borrower’s obligations under this Agreement and (b) no Default or Event of Default has occurred and is continuing or would result from the entering into of this Agreement.

4	Executed agreement

The Agent has received original copies of an executed version of this Agreement.

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